POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints Dana L. Stonestreet, C. Hunter Westbrook and Tony J. VunCannon, or any of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any report pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, with respect to the undersigned's holdings of and transactions in securities issued by HomeTrust Bancshares, Inc., and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including Forms 3, 4 and 5, with respect to the undersigned's holdings of and transactions in securities issued by HomeTrust Bancshares, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and agents.

Date:	3/20/18	/s/ Dana L. Stonestreet
Dana L. Stonestreet